UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Cano Health, Inc.

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Cano Health Sends Letter to Stockholders and Urges Stockholders to Vote the WHITE

Proxy Card “FOR” Its Highly Qualified Directors and the Proposed Reverse Stock Split

Board and management are evolving governance practices and executing an action plan to drive long-term sustainable growth and value creation for ALL shareholders

In contrast, former directors are intent on conducting a disruptive, misleading, and disingenuous campaign aimed only at serving their own short-term interests

MIAMI, June 8, 2023 – Cano Health, Inc. (“Cano Health” or the “Company”), a leading value-based primary care provider and population health company, today sent a letter to stockholders in connection with its June 15, 2023 Annual Meeting. The Company’s Board of Directors unanimously recommended that stockholders vote the WHITE Proxy Card “FOR” the re-election of its highly qualified, independent directors and the proposed reverse stock split.

The full text of the letter follows:

Dear Fellow Stockholders,

Your Board and management team are executing a decisive action plan focused on operating Cano Health’s business more effectively, growing the business more sustainably, and increasing operating cash flows to fully realize Cano Health’s potential and drive long-term value for ALL stockholders.

As you consider casting your vote for this year’s Annual Meeting, it is critical to remember that:

✓	We are confident that by executing our plan, which is already showing early signs of progress, we can address the gap between Cano Health’s intrinsic value and current market value.

✓	As part of our plan, we are committed to continuing to evolve our governance practices to ensure we have best in class policies, procedures, and oversight.

✓

This plan is being overseen by a highly qualified and independent Board—including two directors standing for re-election who bring to Cano Health significant healthcare experience and demonstrated track records of stockholder value creation.

✗

In stark contrast, the former directors have put forth absolutely NO PLAN to deliver long-term value to stockholders—only a publicly stated objective to dismantle the Company and sell it for parts—at a time when we believe it is clearly undervalued.

✗	The former directors are conducting a disruptive, misleading, and disingenuous campaign intended only to serve their own short-term interests.

Cano Health is at a pivotal moment in our trajectory. Now is not the time to disrupt the achievable long-term value creation plan the Board and management team have underway for the self-serving, short-term agenda of three former directors.

Your Vote Is Important, No Matter How Many Shares You Own. We Urge You To Vote The

WHITE Proxy Card Today – By Telephone Or Internet.

Cano Health Is Poised to Unlock Significant Embedded Value

Our platform is differentiated by our personalized patient care and proactive approach to preventative care, which has resulted in leading clinical outcomes with fewer hospital admissions, fewer ER visits, and lower mortality rates. (See charts on slide 11 of the Company’s May 31 investor presentation for further details.)

Moreover, Cano Health’s scale, profitability, and efficiency exceed that of key public company peers—yet our share price trades at a discount to them. (See charts on slide 13 of the Company’s May 31 investor presentation for further details.)

Your Board and management have a disciplined plan underway to realize the potential inherent in our model by: sharpening the Company’s focus on Medicare Advantage, including conducting a process to divest non-core assets; unlocking embedded medical center profitability; streamlining operations; strengthening cash flows; and optimizing Cano Health’s management team and governance.

We strongly believe that quarter by quarter, our results will be the catalyst to bridge the gap between our intrinsic value and our market value. In our most recent quarter, we:

✓	Recorded a 44% year-over-year increase in membership and a 23% increase in revenue

✓	Raised 2023 guidance for membership and revenue growth

✓	Meaningfully lowered SG&A expense as a percentage of revenue year-over-year, despite serving significantly more patients

✓	Achieved our 5th consecutive quarter of positive Adjusted EBITDA

✓	Reaffirmed our 2023 Adjusted EBITDA outlook

These encouraging signs of progress, which build on our platform’s proven and differentiated capabilities, position Cano Health to take advantage of the tremendous market opportunity in front of us and unlock significant value for stockholders over the long term.

Cano Health’s Highly Qualified, Independent Board is Committed to Taking Necessary Action

Your Board of Directors comprises a deeply experienced set of directors, who together own more than 35 million Cano Health shares. Collectively, your Board has expertise in areas critical to our business—including healthcare, operations, technology and innovation, financial and investment management, strategic planning, transformations, compliance oversight, and corporate governance.

•	Dr. Alan Muney (Standing For Re-Election)

o	Decades of experience as a physician, medical operations leader, and healthcare business executive

o

Unique insight on operations, quality of care, payor relationships, and growth and profitability strategy; as well as track record of successfully implementing innovative solutions to optimize delivery of quality care with lower costs, at scale

•	Kim Rivera (Standing For Re-Election)

o	Leadership experience at multiple Fortune 500 companies in the healthcare and technology sectors

o	Broad legal acumen and knowledge of strategic planning processes, management of the legal function of a complex, regulated company, corporate governance, and compliance

•	Solomon Trujillo (Chairman)

o	Strong 40-year track record of executive and board-level leadership at some of the world’s leading companies

o

Significant insight across innovation and transformation, operational excellence, growth strategy and marketing in the Company’s core demographics, finance and investor relations, and corporate governance

•	Dr. Marlow Hernandez (Chief Executive Officer)

o	Uniquely valuable track record of leadership in building Cano Health into a pioneering value-based care provider

o	Plays a critical role in guiding the Company’s operations, relationships with stockholders, strategic growth action plan, and path to accelerated cash flow positivity

•	Jacqueline Guichelaar

o	Deep technical expertise in digital technologies, information technology, cybersecurity, privacy, and compliance

o	Experience as a senior technology executive at Fortune 500 and multinational companies, bringing valuable skills and perspectives relating to growth and technology strategies

•	Angel Morales

o	Strong financial acumen, investment and risk management expertise, and operational experience

o	Valuable investor-oriented and returns-focused perspective with a deep understanding of the Company’s markets, business dynamics, and financial management

The Two Independent Directors Standing For Re-Election, Dr. Alan Muney and Kim Rivera, Bring to Cano Health Significant Public Company Executive Leadership Experience, Extensive Healthcare Expertise, and Demonstrated Track Records of Driving Stockholder Value.

Dr. Muney’s Track Record
Company	Role(s)	TSR vs. S&P 500
Cigna	Chief Medical Officer (2011 – 2018)	189%
Oxford Health Plans	Chief Medical Officer (1998 – 20041)	224%

Ms. Rivera’s Track Record
Company	Role(s)	TSR vs. S&P 500
Thomson Reuters	Independent Director (2019 – present)	59%[2]
HP	Chief Legal Officer/GC/Special Advisor to CEO (2015 – 2021)	76%
DaVita	Chief Legal Officer/GC/Corporate Secretary (2010-2015)	53%

Importantly, Your Board Recognizes There Is Work to Be Done to Strengthen the Company’s Governance Practices and We Are Taking Important Steps to Do Just That.

As part of that commitment, we have recently taken the following notable actions, among others:

✓	Separated our Chairman and CEO roles

✓	Adopted updated compliance policies, including those related to our code of conduct, conflicts of interest, and related party transactions

✓

Appointed an interim Chief Legal Officer, Frederick Green, who among other responsibilities will work closely with the Board and management team to implement and maintain best-in-class corporate governance policies and support the execution of our value creation strategy

As we move forward, we are committed to continuing to improve our monitoring and controls, consistent with what is expected of a public company.

[1]	Oxford was acquired by United Healthcare in 2004; Dr. Muney stayed on as Chief Medical Officer of the Northeast region until 2008
[2]	Calculated through 5/31/23

The Former Directors’ Self-Serving Agenda Is Not in Stockholders’ Best Interests

To further their short-term agenda, the former directors have waged a disruptive, misleading, and disingenuous campaign rooted in destructive tactics to belie their true intentions. In doing so, they have demonstrated a clear misalignment between their interests and those of all other stockholders.

We encourage you to see through their distraction techniques and focus on the facts:

✗

The former directors have no long-term value creation plan—they have failed to present any actionable ideas beyond dismantling our attractively positioned company and selling it for parts at a time when we believe it is clearly undervalued.

✗

Their hostile attacks conveniently ignore that they themselves architected, advocated, and approved the strategic and governance decisions they now criticize—including creating the Company’s by-laws they now claim not to be stockholder friendly, and championing multiple acquisitions within weeks of most of the current directors first joining the Board.

✗

Their opposition to the proposed reverse stock split—which is intended to ensure Cano Health continues to meet the listing requirements of the New York Stock Exchange—runs counter to a rational assessment of long-term value for all stockholders. In fact, the former directors themselves approved proceeding with a reverse stock split proposal in March 2023.

At this critical inflection point, now is not the time to acquiesce to disruption from the former directors with no plan beyond cashing out at a massive discount to Cano Health’s inherent value.

Your Board and management remain decisively focused on our action plan to maximize our long-term potential on behalf of ALL of our stockholders, and look forward to continuing to demonstrate our progress to you. Thank you for your support.

The Cano Health Board of Directors

Your Vote Is Important

Please vote your shares today by telephone or internet.

If you have any questions or need assistance with

voting your WHITE proxy card please call:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500

or

TOLL-FREE (800) 322-2885

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 390,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import, including, without limitation, (i) our plans to execute a decisive action plan focused on operating our business more effectively, growing the business more sustainably, and increasing operating cash flows to fully realize our potential and drive long-term value for all stockholders and our belief that our long-term value creation plan is achievable, that we are poised to unlock significant embedded value and are focused on our action plan to maximize our long-term potential on behalf of all stockholders; (ii) our belief that we can address the gap between Cano Health’s intrinsic value and current market value, including that quarter by quarter, our results will be the catalyst to bridge the gap between our intrinsic value and our market value; (iii) our belief that we are positioned to take advantage of the tremendous market opportunity in front of us and unlock significant value for stockholders over the long term; (iv) our plans to unlock embedded medical center profitability; streamline operations; strengthen cash flows; and optimize our management team and governance; (v) our plans to pursue the divestiture of certain non-core assets to sharpen our focus on our high-performing Medicare Advantage business; (vi) our financial guidance for 2023; (vii) our plans to implement the reverse stock split; and (viii) our plans to continue to evolve our governance practices to ensure we have best in class policies, procedures and oversight. These forward-looking statements are based on information available to us at the time of this release and our current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. It is uncertain whether any of the events anticipated by our forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in our forward-looking statements include, among others, changes in market or industry conditions, changes in the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting

Entity program; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians.

Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, the risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or expect to file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to: (i) achieve growth, improve our cost structure, improve our operating cash flow and/or drive value, such as due to higher interest rates, higher than expected costs and/or greater than anticipated competitive factors; (ii) address the gap between Cano Health’s intrinsic value and current market value, such as due to lower than expected patient utilization rates and/or higher than expected operating costs; (iii) capture additional market share, such as due to higher than expected competition for our patients services; (iv) achieve profitability and/or strengthen our cash flows, whether due to unexpected demands on our cash resources and/or lower than expected revenues; (v) evaluate and/or consummate any asset dispositions, such as due to tightness in the credit markets and/or M&A markets; (vi) achieve our financial guidance for 2023, such as due to a broad recessionary economic environment, less than anticipated utilization of our medical centers and/or access to less than anticipated sources of liquidity; (vii) delays or other developments that may result in our not consummating the reverse stock split; and/or (viii) difficulties or delays in enhancing our governance processes. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our risk factor disclosure included in our filings with the SEC, including, without limitation, our 2022 Form 10-K. Investors should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this release. Additionally, the business and financial materials and any other statement or disclosure on or made available through our websites or other websites referenced herein shall not be incorporated by reference into this release.

Important Additional Information and Where to Find It

Cano Health, Inc. has filed a definitive proxy (the “Definitive Proxy Statement”) statement containing a form of WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”). SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the Definitive Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http:// www.sec.gov) or at the Company’s website at https://investors.canohealth.com/ or by contacting Mackenzie Partners, Inc. by phone at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or by email at proxy@mackenziepartners.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Dr. Marlow Hernandez, Dr. Richard Aguilar, Angel Morales and Solomon D. Trujillo, own in excess of 1% of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s Definitive Proxy Statement, filed with the SEC on May 19, 2023. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Definitive Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Media Contact

Kekst CNC

Anntal Silver / Nick Capuano

anntal.silver@kekstcnc.com / nicholas.capuano@kekstcnc.com

Investor Contact

Cano Health IR

investors@canohealth.com